Exhibit 10.29



                                                                  EXECUTION COPY

                                    FIRST AMENDMENT, dated as of June 27, 2003
                           (this "AMENDMENT"), to the $950,000,000 TERM LOAN AGREEMENT, dated as of May 20, 2002 (the "TERM LOAN AGREEMENT"), among THE READER'S DIGEST ASSOCIATION, INC., a Delaware corporation (the "COMPANY"), the BORROWING SUBSIDIARIES party thereto (the "BORROWING SUBSIDIARIES"), the LENDERS party thereto (the "LENDERS") and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") and collateral agent (in such capacity, the "COLLATERAL AGENT").

                                   WITNESSETH:

     WHEREAS, pursuant to the Term Loan Agreement, the Lenders have agreed to extend credit to the Borrowers on the terms and subject to the conditions set forth therein.

     WHEREAS, the Company has requested that the Required Lenders amend certain provisions of the Term Loan Agreement as set forth in this Amendment, and the Lenders whose signatures appear below, constituting at least the Required Lenders, are willing to amend the Term Loan Agreement on the terms and subject to the conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto hereby agree as follows:

     SECTION 1. DEFINED TERMS. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Term Loan Agreement.

     SECTION 2. AMENDMENTS TO SECTION 1.01. Section 1.01 of the Term Loan Agreement is hereby amended as follows:

          (a) by deleting in their entirety the Tranche A Pricing Table and the Tranche B Pricing Table set forth in the definition of the term "Applicable Rate" and substituting the following therefor:

                            Tranche A Pricing Table

      Ratings                  Eurodollar Spread             ABR Spread

    (S&P/Moody's)
-------------------------- ------------------------- --------------------------

Level 1                             1.75%                      0.75%

higher than BBB-/Baa3
-------------------------- ------------------------- --------------------------

Level 2                             2.25%                      1.25%

BBB-/Baa3
-------------------------- -------------------------- -------------------------

Level 3                             2.75%                      1.75%

BB+/Ba1
-------------------------- -------------------------- -------------------------

Level 4                             3.00%                      2.00%

BB/Ba2
-------------------------- -------------------------- -------------------------

Level 5                             3.25%                      2.25%

lower than BB and Ba2
or unrated
-------------------------- --------------------------- ------------------------




                             Tranche B Pricing Table

      Ratings                  Eurodollar Spread             ABR Spread

    (S&P/Moody's)

-------------------------- ------------------------- --------------------------

Level 1                              2.75%                      1.75%

BB+/Ba1 or higher
-------------------------- ------------------------- --------------------------

Level 2                              3.00%                      2.00%

BB/Ba2
-------------------------- ------------------------- --------------------------

Level 3                              3.25%                      2.25%

lower than BB and Ba2
or unrated
-------------------------- ------------------------- --------------------------

          (b) by deleting in its entirety the definition of the term "Consolidated EBITDA" and substituting the following therefor:

                  "CONSOLIDATED EBITDA" means, for any period, Consolidated Net Income for such period plus, to the extent not otherwise included in such Consolidated Net Income, the sum (without duplication) of (a) income tax expense, (b) Interest Expense,


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                                                                               3

          (c) depreciation and amortization, (d) non-recurring, non-cash restructuring charges and cash restructuring charges identified in
          Schedule 1.01(a), (e) losses on the contemplated sale of the Company's subsidiary gifts.com, Inc., and extraordinary losses, (f) non-cash charges in respect of compensation paid to employees or members of the Board of Directors of the Company in the form of equity incentives (including, but not limited to, stock options, restricted stock and deferred stock) and (g) the cumulative effect of changes in accounting principles, minus, to the extent added in computing such Consolidated Net Income, the sum (without duplication) of (x) consolidated interest income, (y) extraordinary gains and (z) the cumulative effect of changes in accounting principles."

     SECTION 3. AMENDMENT TO SECTION 2.12(b). Section 2.12(b) of the Term Loan Agreement is hereby amended in its entirety to read as follows:

                  "(b) In the event and on each occasion that any Net Proceeds are received by or on behalf of the Company or any Subsidiary in respect of any Prepayment Event, the Company shall, on the Business Day immediately following the date on which such Net Proceeds are received, prepay Borrowings in an aggregate amount equal to 100% of such Net Proceeds. Notwithstanding the foregoing, if on the date a prepayment would be due under the preceding sentence the Ratings shall be at least BBB- and Baa3, in each case with a "stable" outlook, then (i) in the case of a Prepayment Event described in clause (a) or (b) of the definition of the term Prepayment Event, the reference to "100%" in the preceding sentence shall be deemed to be a reference to 50%, and (ii) in the case of a Prepayment Event described in clause (c) of the definition of the term Prepayment Event, no prepayment shall be required."

     SECTION 4. AMENDMENT TO SECTION 6.06(i). Section 6.06(i) of the Term Loan Agreement is hereby amended in its entirety to read as follows:

                  "(i) acquisitions of Equity Interests or assets for consideration with a value not greater than $25,000,000 during any fiscal year of the Company; PROVIDED that after June 30, 2004, any acquisition of Equity Interests or assets may be completed without regard to such limitation so long as (i) no Default shall have occurred and be continuing at the time of such acquisition, (ii) the Company shall have delivered to the Agents a certificate of a Financial Officer demonstrating pro forma compliance with the covenant set forth in
         Section 6.13 (but with each applicable ratio reduced by 0.25) and (iii) the Company shall have Ratings of at least BBB- and Baa3, in each case with stable outlook;"

     SECTION 5. AMENDMENT TO SECTION 6.13. Section 6.13 of the Term Loan Agreement is hereby amended in its entirety to read as follows:

                  "SECTION 6.13. CONSOLIDATED LEVERAGE RATIO. The Company will not permit the Consolidated Leverage Ratio as of any date during any period set forth below to be greater than the ratio set forth opposite such period:

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                                                                               4

                 Period                                      Ratio
                 ------                                      -----
        Effective Date through 9/30/02                     3.90:1.00
        10/1/02 through 3/31/03                            3.75:1.00
        4/1/03 through 6/30/03                             3.60:1.00
        7/1/03 through 9/30/03                             4.25:1.00
        10/1/03 through 6/30/04                            3.75:1.00
        7/1/04 through 9/30/04                             4.00:1.00
        10/1/04 through 12/31/04                           3.25:1.00
        1/1/05 through 3/31/05                             3.00:1.00
        4/1/05 through 9/30/05                             2.75:1.00
        10/1/05 and thereafter                             2.50:1.00"

     SECTION 6. AMENDMENTS TO SECTION 6.15. Section 6.15 of the Term Loan Agreement is hereby amended in its entirety to read as follows:

                  "SECTION 6.15. CAPITAL EXPENDITURES. The Company will not permit Consolidated Capital Expenditures to exceed (i) $40,000,000 during any fiscal year of the Company ending on or prior to June 30, 2003, (ii) $30,000,000 during the fiscal year of the Company ending on June 30, 2004, or (iii) $40,000,000 during any fiscal year of the Company thereafter; PROVIDED that, notwithstanding the foregoing, an amount not greater than 50% of the scheduled amount available for capital expenditures in any given year but not used in such year may be used for capital expenditures in the next subsequent year only (it being agreed that the scheduled amount for any year will be deemed used before any amount carried over from a prior year)."

     SECTION 7. AMENDMENTS TO SECTION 10.12. Section 10.12 of the Term Loan Agreement is hereby amended by inserting the following sentence immediately after the final sentence of such Section:

                  "Notwithstanding anything herein to the contrary, the Borrower, each Lender and the Agent (and each employee, representative, or other agent of each of the foregoing parties) may disclose to any and all Persons without limitation of any kind, the U.S. tax treatment and U.S. tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to any of the foregoing parties relating to such U.S. tax treatment and U.S. tax structure."

     SECTION 8. AMENDMENTS TO SCHEDULE 1.01(a). Schedule 1.01(a) to the Term Loan Agreement is hereby replaced with Schedule 1.01(a) to this Amendment.

     SECTION 9. REPRESENTATIONS, WARRANTIES AND AGREEMENTS. The Company, as to itself and each of its Subsidiaries, hereby represents and warrants to and agrees with each Lender and the Administrative Agent that:

     (a) The representations and warranties set forth in Article IV of the Term Loan Agreement, as amended hereby, are true and correct in all material respects on and as of the Amendment Effective Date (as defined below), and after giving effect to this Amendment, with the same effect as if made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date.

     (b) This Amendment has been duly authorized, executed and delivered by the Company. Each of this Amendment and the Term Loan Agreement as amended hereby constitutes a legal, valid and binding obligation of the Company and each Borrowing Subsidiary, enforceable against the Company and each Borrowing Subsidiary in accordance with its terms, except as enforceability may be limited by (i) any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity.

     (c) As of the Amendment Effective Date (as defined below), after giving effect to this Amendment, no Default has occurred and is continuing.

     SECTION 10. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective as of the date first above written (the "AMENDMENT EFFECTIVE DATE") upon satisfaction of the following conditions:

     (a) The Administrative Agent shall have received duly executed counterparts hereof which, when taken together, bear the authorized signatures of the Company, the Borrowing Subsidiaries and the Required Lenders.

     (b) The Administrative Agent shall have received the Amendment Fees payable to the Lenders under Section 11 hereof.

     (c) To the extent invoiced, the Administrative Agent shall have been reimbursed for all its reasonable out of pocket expenses, including the reasonable fees, charges and disbursements of its counsel, related to this Amendment or the Term Loan Agreement.

     SECTION 11. AMENDMENT FEE. The Company agrees to pay to the Administrative Agent, for the account of each Lender that shall have executed and delivered a copy of this Amendment to the Administrative Agent (or its counsel) on or prior to 12:00 noon, New York City time on June 26, 2003, an amendment fee (collectively, the "AMENDMENT FEES") equal to .25% of such Lender's outstanding Loans as of the Amendment Effective Date. The Amendment Fees will be payable in immediately available funds on June 27, 2003; PROVIDED that the Company shall have no

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                                                                               6

liability for the Amendment Fees if this Amendment shall not have been executed and delivered by the Required Lenders.

     SECTION 12. TERM LOAN AGREEMENT. Except as specifically stated herein, the Term Loan Agreement shall continue in full force and effect in accordance with the provisions thereof. As used therein, the terms "Agreement", "herein", "hereunder", "hereto", "hereof" and words of similar import shall, unless the context otherwise requires, refer to the Term Loan Agreement as modified hereby.

     SECTION 13. APPLICABLE LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

     SECTION 14. COUNTERPARTS. This Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which, when taken together, shall constitute a single instrument. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart hereof.

     SECTION 15. EXPENSES. The Company agrees to (a) pay all fees separately agreed to between the Company and the Administrative Agent relating to this Amendment and (b) reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.



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                                                                               7

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the date first above written.

                                  THE READER'S DIGEST ASSOCIATION, INC.,
                                     by:
                                          --------------------------------------
                                           Name:
                                           Title:

                                  BOOKS ARE FUN, LTD.,

                                     by:
                                          --------------------------------------
                                           Name:
                                           Title:

                                  QSP, INC.,

                                     by:
                                          --------------------------------------
                                           Name:
                                           Title:

                                  REIMAN MEDIA GROUP, INC.,

                                     by:
                                          --------------------------------------
                                           Name:
                                           Title:


                                  JPMORGAN CHASE BANK, individually and as
                                   Administrative Agent and Collateral Agent,

                                      by:
                                          --------------------------------------
                                           Name:
                                           Title:

                                                               SIGNATURE PAGE to
                                   FIRST AMENDMENT, dated as of June 27, 2003, to THE READER'S DIGEST ASSOCIATION, INC. $950,000,000 TERM LOAN AGREEMENT






                  To approve the First Amendment to the Term Loan Agreement:


                  Name of Institution:
                                          --------------------------------------
                                   by:

                                          --------------------------------------
                                           Name:
                                           Title: